Exhibit 5.1

Our ref JMW/LS/1043601/0017

Quotient Limited
28 Esplanade
St Helier
Jersey JE2 3QA
12 November 2019
Dear Sirs and Madams

Quotient Limited (the “Company”): Registration of Shares under the US Securities Act of 1933, as amended (the “Securities Act”)

1.	Background

1.1

We have acted as the Company’s Jersey legal advisers in connection with the registration under the Securities Act and issuance and sale by the Company of 13,800,000 of no par value in the capital of the Company (which amount includes 1,800,000 ordinary shares of no par value issuable pursuant to an option to purchase additional shares) (the “Shares”). The Shares are being sold to the underwriters named in, and pursuant to, an underwriting agreement dated 6 November 2019 between the Company, Jefferies LLC and Cowen and Company, LLC for themselves and as representatives of the several underwriters (the “Underwriting Agreement”).

1.2	Capitalised terms used in this Opinion but not defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement.

1.3	In this Opinion:

1.3.1

“non-assessable” means, in relation to a Share, that the purchase price for which the Company agreed to issue and sell that Share has been paid in full to the Company, so that no further sum is payable to the Company or its creditors by any holder of that Share solely because of being the holder of such Share; and

Quotient Limited

12 November 2019

1.3.2	pursuant to the Underwriting Agreement, the Shares will be sold to the underwriters through the facilities of The Depository Trust Company for the respective account of the underwriters.

1.4	We should like to make the following observations:

1.4.1

We have not been responsible for investigating or verifying the accuracy of the facts (including statements of foreign law), or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this Opinion, or that no material facts have been omitted therefrom, save as expressly set out herein.

1.4.2

We express no opinion as to whether the Registration Statement or Preliminary Prospectus (each as defined in the Underwriting Agreement), singular or together, contain all the information required by Part 7 (Prospectuses) of the Companies (Jersey) Law 1991 as amended (the “CJL”) and Part 3 (Prospectuses) of the Companies (General Provisions) (Jersey) Order 2002 (together, the “Prospectus Rules”), the Securities Act and/or any other applicable foreign laws, regulations, orders or rules nor whether the persons responsible for the Registration Statement and Preliminary Prospectus under the Prospectus Rules, the Securities Act and/or any other applicable foreign laws, regulations, orders or rules have discharged their obligations thereunder.

2.	Documents examined

2.1	For the purposes of this Opinion we have examined and relied on the following:

2.1.1	the form of Underwriting Agreement;

2.1.2	the Registration Statement and Preliminary Prospectus, as such terms are defined in the form of Underwriting Agreement;

2.1.3

the public records of the Company available for inspection on the web-site of the Registrar of Companies in Jersey (the “Registrar of Companies”) on the date of this Opinion, at the time we carried out such inspection (the “Public Records” and such inspections, the “Public Records Searches”);

2.1.4	a copy of the certificate of incorporation of the Company (the “Certificate of Incorporation”);

2.1.5	a copy of the memorandum and articles of association of the Company (together, the “Memorandum and Articles of Association” and such articles of association, the “Articles of Association”);

Quotient Limited

12 November 2019

2.1.6	a consent pursuant to the Prospectus Rules to the circulation by the Company of the Preliminary Prospectus (the “Registrar’s Consent”);

2.1.7	a certificate of a Director of the Company (the “Director’s Certificate”);

2.1.8	copies of minutes of a meeting of the board of directors of the Company recorded as held on 30 October 2019; and

2.1.9	copies of minutes of a meeting of the Pricing Committee of the Company recorded as held on 6 November 2019.

2.2	We have not examined or relied on any other documents for the purpose of this Opinion.

3.	Assumptions

3.1	For the purposes of giving this Opinion we have relied on the following assumptions:

3.1.1

that each party (other than the Company as a matter of Jersey law) has or had at the relevant time the necessary capacity, power, authority and intention and has or had at the relevant time obtained all necessary agreements, consents, licences or qualifications (whether as a matter of any law or regulation applicable to it or any contractual or other obligation binding upon it) to enter into the documents to which it is a party and that each such party has duly authorised, executed and delivered those documents and that those documents have been duly dated;

3.1.2

that the Underwriting Agreement is duly executed by or on behalf of the Company in accordance with the relevant resolution(s) of the directors of the Company and/or the relevant resolutions of the Pricing Committee and is duly delivered and dated;

3.1.3	that where we have examined drafts, the Underwriting Agreement as executed does not differ in any material respect from the drafts that we have examined;

3.1.4

that the copies of the Certificate of Incorporation and Memorandum and Articles of Association examined by us are true, complete and accurate copies of the Certificate of Incorporation and Memorandum and Articles of Association that are in full force and effect at the date of this Opinion and that there are no:

(a)	special resolutions; or

(b)	resolutions or agreements which have been agreed to by, or which effectively bind, members of the Company,

that affect, override or amend the Memorandum and Articles of Association, other than as appear in the Public Records;

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12 November 2019

3.1.5	the genuineness and authenticity of all signatures, initials, stamps and seals on all documents and the completeness and conformity to original documents of all copies examined by us;

3.1.6	that there is no provision of the law or regulation of any jurisdiction other than Jersey that would have any adverse implication in relation to the opinions expressed in this Opinion;

3.1.7

that all documents or information required to be filed or registered by or in relation to the Company with the Registrar of Companies have been so filed or registered and appear on the Public Records and are accurate and complete;

3.1.8

the accuracy and completeness of the Director’s Certificate, and of all statements as to matters of fact contained in the other documents referred to in paragraph 2 above, as at the date of this Opinion;

3.1.9	each person named as a member of the Company in the Register of Members has agreed to become a member of the Company;

3.1.10

the Company is not carrying on a business that is regulated by Jersey law so that it is (or ought to be) subject to the terms of one or more other consents, licences, permits or equivalent under such regulatory legislation; and

3.1.11	that each of the above assumptions is accurate at the date of this Opinion, and has been and will be accurate at all other relevant times.

3.2	We have not independently verified the above assumptions.

4.	Opinion

As a matter of Jersey law, and on the basis of and subject to the above and the qualification below, we are of the following opinion:

4.1

the issuance of the Shares in accordance with the terms of the Underwriting Agreement has been duly authorised and, when the Shares have been issued, delivered against payment in accordance with the terms of the Underwriting Agreement and registered in the register of members of the Company, the Shares will be validly issued, fully paid and non-assessable.

5.	Qualification

5.1

In order to maintain the Company in good standing under Jersey law an annual return must be delivered, with payment of the current fee, to the Registrar of Companies before the end of February in each year.

Quotient Limited

12 November 2019

5.2

The register of members of a Jersey company is prima facie evidence of any matters which are by the CJL directed or authorised to be inserted in it. The CJL requires that the register of members of a Jersey company includes, amongst other things, the name and address of every member and, where he or she is a member because he or she holds shares in the company, the number of shares held by the member and, in the case of shares which are not fully paid, the amount remaining unpaid on each share

6.	Governing Law, Limitations, Benefit and Disclosure

6.1	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

6.2

This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

6.3

We assume no obligation to advise you (or any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein.

6.4	This Opinion is addressed to the Company in connection with the issuance, sale and registration of the Shares under the Securities.

6.5

We consent to the filing of a copy of this opinion as Exhibit 5.1 to a Current Report on Form 8-K that shall be incorporated by reference into the Registration Statement and to the reference to us being made under the caption “Legal Matters” in the prospectus supplement relating to the Shares which is part of the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Carey Olsen
Carey Olsen Jersey LLP